Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements on Form S-8 (Nos. 2-63561, 2-90023, 33-4067, 33-22604, 33-22605, 33-29484, 33-39851, 33-39852, 33-46521, 33-60642, 33-60696, 33-61427, 33-64849, 333-04771, 333-04819, 333-04821, 333-47787, 333-47789, 333-48243, 333-57444, 333-69359, 333-79551, 333-87055, 333-40224, 333-40222, 333-50092, 333-53314, 333-53828, 333-75170, 333-113510, 333-132409, 333-156309, 333-163653, 333-181951, 333-194556, 333-216696, and 333-237083) of Analog Devices, Inc.,

(2)Registration Statements on Form S-3 (Nos. 333-08505, 333-08509, 333-17651, 333-87053, 333-48928, 333-51530, 333-53660, 333-225652, and 333-235864) of Analog Devices, Inc., and

(3)Registration Statement on Form S-4 (No. 333-213454) of Analog Devices, Inc., including Post-Effective Amendment No. 1 on Form S-8 to Form S-4, and Registration Statement on Form S-4 (No. 333-248092) of Analog Devices, Inc.;

of our reports dated November 24, 2020, with respect to the consolidated financial statements and schedule of Analog Devices, Inc. and the effectiveness of internal control over financial reporting of Analog Devices, Inc. included in this Annual Report (Form 10-K) of Analog Devices, Inc. for the year ended October 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 24, 2020